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                                                                    EXHIBIT 23.2

                           CONSENT OF MOSS ADAMS LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the registration of 2,975,000 shares of common stock, of our report dated April 17, 2007, relating to the consolidated financial statements and financial statement schedule of RadNet, Inc. and affiliates as of December 31, 2006 and October 31, 2006, and for the two month period ended December 31, 2006, and for each of the two years in the period ended October 31, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment), included in the Annual Report of RadNet, Inc. (Form 10-K) for the year ended December 31, 2007.


/s/  Moss Adams LLP
---------------------------
Los Angeles, California
August 21, 2008